UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2010

                              PECO II, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-31283	34-1605456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1376 State Route 598, Galion, Ohio	44833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (419) 468-7600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 18, 2010, PECO II, Inc., an Ohio corporation (the “Company”), and Lineage Power Holdings, Inc., a Delaware corporation (“Parent”) and a portfolio company of The Gores Group, LLC, entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Parent, Lineage Power Ohio Merger Sub, Inc., an Ohio corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing after the merger as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”).  The Company’s Board of Directors has unanimously approved the Merger Agreement and has recommended that the Company’s shareholders adopt the Merger Agreement and the Merger.

Pursuant to the Merger Agreement, upon consummation of the Merger:  (1) each issued and outstanding common share, without par value (“Common Share”), of the Company, other than Common Shares owned by the Company, Parent, Merger Sub or any wholly-owned subsidiary of the Company, Parent or Merger Sub, or by any shareholders who are entitled to and who properly exercise dissenting shareholder rights under Ohio law, will be cancelled and converted into the right to receive $5.86 in cash, without interest; and (2) each unexercised Company stock option that is outstanding at the effective time of the Merger (whether or not then vested) will be cancelled and converted into the right to receive an amount in cash (subject to applicable withholding taxes) equal to (a) the excess, if any, of $5.86 per share over the per-share exercise or purchase price of such outstanding Company stock option, multiplied by (b) the number of Company Common Shares underlying such Company stock option.

The Company has made customary representations and warranties and agreed to customary covenants in the Merger Agreement.  The completion of the Merger is subject to adoption of the Merger Agreement and the Merger by the Company’s shareholders and other customary closing conditions.  The transaction is not subject to any financing condition.

In addition, the Company has agreed not to (1) solicit, initiate or encourage proposals or offers relating to alternative Acquisition Proposals (as defined in the Merger Agreement) or (2) subject to certain exceptions, enter into discussions concerning alternative Acquisition Proposals.  In addition, the Merger Agreement may be terminated by the Company and Parent under certain circumstances, including by the Company if its Board of Directors determines in good faith that it has received an unsolicited bona fide Superior Proposal (as defined in the Merger Agreement), and otherwise complies with certain terms of the Merger Agreement.  In connection with such termination, the Company must pay a fee of $1,100,000 to Parent.  The Company may also be required to pay Parent a fee of $1,100,000 under other specified circumstances in connection with a termination of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.  The Merger Agreement is included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company or the other parties thereto.  In particular, the assertions embodied in the Company’s representations and warranties contained in the Merger Agreement are qualified by information in the disclosure letter provided by the Company to Parent in connection with the signing of the Merger Agreement.  This disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Parent rather than establishing matters as facts.  Accordingly, investors and security holders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or Parent.

Concurrent with the execution of the Merger Agreement, the Company, Parent, Merger Sub, and each of the Green Family Trust U/A/D 03/16/1995, the Green Charitable Trust U/A/D 05/09/01, Matthew P. Smith, Linda H. Smith, Ashwood I, LLC, and Ashwood II, LLC (collectively, the “Voting Agreement Shareholders”) entered into a Voting Agreement (the “Voting Agreement”), which is attached as Exhibit 10.1 hereto and incorporated by reference.  The Voting Agreement provides that each of the Voting Agreement Shareholders agrees to vote all Common Shares held by such Voting Agreement Shareholders in favor of the adoption of the Merger Agreement and the Merger and against any other Acquisition Proposal (as defined in the Voting Agreement).

The Voting Agreement terminates on the earlier of (1) the consummation of the Merger, (2) the termination of the Merger Agreement in accordance with its terms, or (3) written notice of termination of the Voting Agreement by Parent to the Voting Agreement Shareholders.

The foregoing description of the Voting Agreement is not complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (the “SEC”).  Investors and security holders of the Company are urged to read the proxy statement and other relevant documents filed with the SEC when they become available, because they will contain important information.  Investors and security holders may obtain free copies of the proxy statement and other documents when they become available by contacting the Company by mail at PECO II, Inc., Attention: Jocelyn Koozer, 1376 State Route 598, Galion, Ohio 44833.  In addition, documents filed with the SEC by the Company are available free of charge at the SEC’s website at www.sec.gov.

The Company and its directors, executive officers and other members of its management, and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction.  Information concerning the special interests of these directors, executive officers and other members of the Company’s management and employees in the proposed transaction will be included in the proxy statement of the Company described above.  Information regarding the Company’s directors and executive officers is also available in its 2008 Annual Report on Form 10-K filed with the SEC on March 31, 2009, and in its definitive proxy statement relating to its 2009 Annual Meeting of Shareholders filed with the SEC on April 17, 2009.  These documents are available free of charge at the SEC’s website at www.sec.gov and from the Company as described above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2010, the Company, its wholly-owned subsidiary, PECO II Global Services, Inc., and  John G. Heindel, the Company’s Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Treasurer, entered into an Amendment No. 1 (the “Amendment”) to the Employment Agreement, dated January 4, 2010 (the “Employment Agreement”).  The Amendment clarified certain payments (the “Payments”) that would be due Mr. Heindel if a change of control (as defined in the Employment Agreement) occurs at any time during the term of the Employment Agreement, and within six months following the date of the change of control either (1) Mr. Heindel terminates his employment for any reason or (2) the Company terminates Mr. Heindel’s employment for any reason other than for Cause (as defined in the Employment Agreement).

Upon any such termination, Mr. Heindel is entitled to Payments equal to two times the sum of (1) Mr. Heindel’s annual salary in effect on the date of termination, (2) the cash value of the annual restricted stock grant to Mr. Heindel, measured as of the grant date, and (3) the annual or incentive bonus earned by Mr. Heindel in the most recently completed fiscal year.  In addition, upon any such termination, Mr. Heindel is entitled to the continuing payment of his Family COBRA Health Insurance coverage for a maximum of 18 months from the date of termination, and his stock options will immediately vest 100% and may be exercised for a period of 12 months from the termination date.

The Amendment also contains provisions to ensure compliance with certain Internal Revenue Code sections, and to ensure any amount of the Payments determined to be nondeductible to the Company under Section 280G of the Internal Revenue Code will be reduced to the maximum amount which would cause all of the Payments to be deductible by the Company.

Under the Employment Agreement, Mr. Heindel may not compete against the Company for a period of one year following any termination of his employment with the Company.  The Amendment further provides that during this one-year period, and for an additional six-month period thereafter, Mr. Heindel may not be employed or engaged by, perform any services for, invest in or become associated in any capacity with certain competitors of the Company.

Item 8.01	Other Events.

    On February 18, 2010, the Company and Parent issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

    Forward-Looking and Cautionary Statements

    Statements in this release that are not historical fact are forward-looking statements, which involve risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied in such statements.  For example, although PECO II and Lineage have signed an agreement for a subsidiary of Lineage to merge into PECO II, there is no assurance that they will complete the proposed merger.  The proposed merger may not occur at all if the companies do not receive necessary approval from PECO II’s shareholders, or if it is blocked by a governmental agency, or if either PECO II or Lineage fail to satisfy other conditions to closing.  Other risks and uncertainties to which PECO II is subject are discussed in its reports filed with the SEC under the caption “Risk Factors” and elsewhere, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2008 (filed March 31, 2009); and its Quarterly Reports on Forms 10-Q for the fiscal quarter ended March 31, 2009 (filed May 15, 2009); for the fiscal quarter ended June 30, 2009 (filed August 14, 2009); and for the fiscal quarter ended September 30, 2009 (filed November 13, 2009).  This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release.  PECO II does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated February 18, 2010, by and among the Company, Merger Sub, and Parent.*

10.1
Voting Agreement, dated February 18, 2010, by and among the Green Family Trust U/A/D 03/16/1995, the Green Charitable Trust U/A/D 05/09/01, Matthew P. Smith, Linda H. Smith, Ashwood I, LLC, Ashwood II, LLC, the Company, Merger Sub, and Parent.

99.1	Joint Press Release issued by the Company and Parent on February 18, 2010.

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*           Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.

Date February 19, 2010	By:	/s/ John G. Heindel
John G. Heindel
Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated February 18, 2010, by and among the Company, Merger Sub, and Parent.*

10.1
Voting Agreement, dated February 18, 2010, by and among the Green Family Trust U/A/D 03/16/1995, the Green Charitable Trust U/A/D 05/09/01, Matthew P. Smith, Linda H. Smith, Ashwood I, LLC, Ashwood II, LLC, the Company, Merger Sub, and Parent.

99.1	Joint Press Release issued by the Company and Parent on February 18, 2010.

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*           Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.